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                                                                    EXHIBIT 1.1


                             GLOBAL INDUSTRIES, LTD.
                            (a Louisiana corporation)


                             UNDERWRITING AGREEMENT
                                 March 24, 2004

                        9,525,000 Shares of Common Stock
                           (par value $0.01 per share)


Credit Lyonnais Securities (USA) Inc.
Johnson Rice & Company, L.L.C.
c/o Credit Lyonnais Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

         Global Industries, Ltd., a Louisiana corporation (the "Company"), confirms its agreement with the Underwriters set forth on Exhibit 1 hereto (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of 9,525,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Firm Shares" or the "Securities"). The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-86325) covering the registration of the Securities under the Securities Act of 1933, as amended ("1933 Act"), including a related prospectus, and the registration statement has been declared effective by the Commission. The registration statement as amended at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement;" the prospectus as supplemented by the prospectus supplement relating to the sale of the Securities by the Underwriter in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any definition herein), and any reference to "amend,"

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"amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                                    SECTION 1
                         REPRESENTATIONS AND WARRANTIES

         (A) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Delivery Date and agrees with each Underwriter, as follows:

                  (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that the Registration Statement and any post-effective amendments thereto became effective and at the Delivery Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Delivery Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Credit Lyonnais Securities
(USA) Inc. ("CLS") expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto. Each preliminary prospectus and the Prospectus filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration

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Statement are independent public accountants as required by the 1933 Act and the
1933 Act Regulations.

                  (3) FINANCIAL STATEMENTS. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated, and the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods except as set forth in the notes thereto. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. Other than the historical financial statements (and schedules) included or incorporated by reference in the Registration Statement and Prospectus, no other historical financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein.

                  (4) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or in documents incorporated therein by reference, there has been no material adverse change in the condition, financial or otherwise, results of operations or business of the Company and the subsidiaries taken as a whole (a "Material Adverse Effect").

                  (5) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (6) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company named in Annex A hereto (each a "Significant Subsidiary" and collectively the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation, limited liability company or limited liability partnership, or general or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation, limited liability company or limited liability partnership or general or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect, All of the issued and outstanding capital stock of each of the Significant Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership and other equity

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interests in each other Significant Subsidiary are validly issued and fully paid; except as otherwise disclosed in the Registration Statement, all such shares and interests, as the case may be, are owned by the Company, directly or through Significant Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock or partnership or other equity interests of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Significant Subsidiary. The Company's Significant Subsidiaries owned in the aggregate 90% of the consolidated assets of the Company and its subsidiaries, taken as a whole, as of December 31, 2003 and had in the aggregate more than 90% of the consolidated revenues of the Company and its subsidiaries, taken as a whole, for the year ended December 31, 2003, in each case, as determined in accordance with generally accepted accounting principles in the United States.

                  (7) CAPITALIZATION. The authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company as of the Delivery Date, but before giving effect to the sale of the Securities contemplated hereby, will be, as set forth in Schedule A annexed hereto, which has been prepared from the books and records of the Company. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company.

                  (8) OTHER SECURITIES. Except as disclosed in the Registration Statement or the Prospectus, and other than pursuant to current director and employee benefit plans disclosed in the Registration Statement or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any such convertible or exchangeable securities or obligations, or
(iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or option.

                  (9) AUTHORIZATION OF AGREEMENT AND BINDING EFFECT. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor's rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

                  (10) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities have been duly authorized for issuance and sale to each Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be as of the Delivery Date, validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus or in documents incorporated therein by reference, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has duly reserved a sufficient number of shares of Common Stock for issuance of the Securities pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

                  (11) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject (collectively "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and (except as contemplated by the Registration Statement or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, having jurisdiction over the Company or any Subsidiary (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect).

                  (12) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or to the knowledge of the Company is imminent that is reasonably likely to have a Material Adverse Effect.

                  (13) ABSENCE OF PROCEEDINGS. Except as described in the Registration Statement or the Prospectus there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, against or affecting the Company or any subsidiary that
(a) is required to be disclosed in the Registration Statement, (b) individually or in the aggregate is reasonably likely to have a Material Adverse Effect, (c) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or (d) is otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are to the Company's knowledge threatened or contemplated.

                  (14) EXHIBITS. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein that have not been so described and filed as required.

                  (15) STOCK EXCHANGE.  The Company's Common Stock is quoted on the Nasdaq National Market ("Nasdaq"). The Company has given due notice to Nasdaq of its subsequent listing of the Securities on the Nasdaq, and the Nasdaq has not raised any issues with respect to such notice.

                  (16) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                  (17) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory bodies as are necessary to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

                  (18) PROPERTIES. The Company and the Significant Subsidiaries have good and marketable title to, or valid and enforceable leasehold interests in, all of their owned and leased real properties and good and marketable title to, or valid and enforceable leasehold interests in, all other material properties owned or leased by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as exception, defects, mortgages, pledges, security interests, claims, restrictions or encumbrances (a) are described in the Registration Statement or Prospectus or (b) do not, singly or in the aggregate, have a Material Adverse Effect.

                  (19) INSURANCE. The Company and each of the Significant Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as they deem appropriate.

                  (20) TAXES. The Company and each of the Significant Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

                  (21) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (22) ENVIRONMENTAL LAWS. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company and any of its subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any of its subsidiaries or into the environmental surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms "hazardous substances," and "hazardous wastes" shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

                  (23) REGISTRATION RIGHTS. Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement except for the Non-Competition and Registration Rights Agreement filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the 1933 Act except for the Non-Competition and Registration Rights Agreement filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The issuance and sale of the Securities pursuant to the Registration Statement and the Prospectus will not violate or conflict with the terms of the Non-Competition and Registration Rights Agreement referenced in the preceding sentence.

                  (24) PATENTS, TRADEMARKS, ETC. The Company and its subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company to conduct its business as presently conducted, which if not so owned, possessed or capable of being acquired on reasonable terms would have a Material Adverse Effect, and the Company has not received notice of infringement of or conflict with, asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect.

                  (25) INTERNAL ACCOUNTING. Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as would not have a Material Adverse Effect, none of the Company, the subsidiaries, or to the knowledge of the Company, any employee or agent thereof, has made any payment of funds of the Company or the subsidiaries, or received or retained any funds, and no funds of the Company or the subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.


                  (26) SECURITIES COMPLIANCE; FLOAT. Since January 1, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act. The aggregate market value of the Company's issued and outstanding Common Stock held by persons or entities that do not, directly or indirectly, through one or more intermediaries, control or are controlled by, or are under common control with, the Company is equal to or exceeds $150 million.


         (B) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or any Subsidiaries that is delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty solely by the Company to the Underwriter as to the matters covered thereby.

                                    SECTION 2
                   SALE AND DELIVERY TO UNDERWRITERS; CLOSING

         (A) SALE OF SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a price of $5.05 per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Exhibit 1 hereto (for an aggregate of 9,525,000 Firm Shares and an aggregate purchase price of $48,101,250, which represents a discount of 3.8% from the anticipated initial offering price to the public).

         (B) PAYMENT. Payment of the purchase price for, and the delivery of, the Firm Shares shall be made at the offices of Credit Lyonnais Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019 or at such other place as shall be agreed upon by CLS and the Company, at 9:00 a.m. (EST) on March 29, 2004, or such other time not later than ten business days after such date as shall be agreed upon by CLS and the Company (such time and date of payment and delivery being herein called "Delivery Date"). On the Delivery Date, the Company shall deliver or cause to be delivered the Firm Shares through the facilities of the Depository Trust Company ("DTC") for the accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of
immediately available funds to                ABA No.          , Account number:
              .

                                    SECTION 3
                            COVENANTS OF THE COMPANY

         The Company covenants with each Underwriter as follows:

         (A) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and at any time when the Prospectus is required to be delivered under the 1933 Act in connection with sales by each Underwriter or any dealer will notify each Underwriter promptly, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b)(2) (or, if applicable, Rule 424(b)(5)) not later than the second business day following the execution and delivery of this Agreement, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (B) FILING OF AMENDMENTS. At any time when the Prospectus is required to be delivered under the 1933 Act in connection with sales by the Underwriters or any dealer the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will provide the Underwriters with a reasonable opportunity to comment on any such proposed amendment, supplement or revision.

         (C) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or, upon request and to the extent reasonably available, will deliver to each Underwriter and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

         (D) DELIVERY OF PROSPECTUS. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

         (E) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they are made, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

         (F) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states as each Underwriter may designate and to maintain such qualifications in effect so long as required for completion of the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (G) RULE 158. The Company will, as soon as practicable after the date of this Agreement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), make generally available to the Company's security holders and deliver to each Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

         (H) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (I) LISTING. The Company will use its commercially reasonable efforts to effect and continue the listing of the Securities on the Nasdaq National Market.

         (J) RESTRICTION ON SALE OF SECURITIES. During a period of 60 days from March 24, 2004, the Company will not, without the prior written consent of CLS, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into any transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. The foregoing sentence shall not apply to (A) the Company's sale of the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted under the current employee or director benefit plans of the Company or any employee benefit plans of the Company in which all non-officer full-time employees of the Company are eligible to participate on substantially similar terms (and which plans are described in the Registration Statement or Prospectus), (C) the issuance by the Company of shares of Common Stock in exchange for or upon conversion of currently outstanding securities of the Company in accordance with their terms (which exchangeable or convertible securities are described in the Registration Statement or Prospectus) or (D) the issuance of shares of capital stock of the Company in connection with acquisitions made in the ordinary course of business.

         (K) COMPLIANCE WITH REGULATION M. The Company will not, and will use its commercially reasonable efforts to cause its officers, directors and affiliates not to, in violation of Regulation M under the 1934 Act (i) take, directly or indirectly prior to completion of the distribution contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Common Stock, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Common Stock, or

(iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

                                    SECTION 4
                               PAYMENT OF EXPENSES

         (A) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the preparation and delivery to the Underwriters of copies of any preliminary prospectus, the Prospectus and any amendments or supplements thereto, (iv) the preparation and delivery to the Underwriter of copies of any Blue Sky Survey and any supplement thereto, including fees and disbursements of counsel for the Underwriters in connection therewith; provided, however, that the aggregate of all such reimbursable expenses described in this clause (iv) shall not exceed $3,000, (v) the fees and expenses of any transfer agent or registrar for the Securities, and (vi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. Except as provided herein, each Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the sale of Securities by it, and any expenses of advertising the offering of the Securities incurred by such Underwriter.

         (B) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred unless such termination was pursuant to the condition set forth in Section 5(i) and the failure to satisfy such condition was solely attributable to the Underwriters.

                                    SECTION 5
                     CONDITIONS OF UNDERWRITERS' OBLIGATIONS

         The obligations of each Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof and in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (A) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS SUPPLEMENT. The Registration Statement has become effective and at the Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the

Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

         (B) OPINION OF SPECIAL COUNSEL AND CAYMAN COUNSEL FOR COMPANY. At the Delivery Date, each Underwriter shall have received the opinion, dated as of such delivery date, of Vinson & Elkins L.L.P., special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept. At the Delivery Date, each Underwriter shall have received the opinion, dated as of such delivery date, of Myers & Alberga, special Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept.

         (C) OPINION OF GENERAL COUNSEL OF COMPANY. At the Delivery Date, each Underwriter shall have received the opinion, dated as of such delivery date, of Russell Robicheaux, general counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept.

         (D) OPINION OF COUNSEL FOR UNDERWRITERS. At the Delivery Date, each Underwriter shall have received the opinion, dated as of such delivery date, of Schulte Roth & Zabel LLP, counsel for the Underwriters, with respect to such matters as CLS and such counsel deem appropriate.

         (E) OFFICERS' CERTIFICATE. At the Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by or described in the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or business of the Company and the subsidiaries taken as a whole that in the judgment of the Underwriters makes it impractical or inadvisable to proceed, and each Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such delivery date, to the effect that except as contemplated by or described in the Prospectus or such certificates (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to such officers' knowledge are contemplated by the Commission.

         (F) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, each Underwriter shall have received from Deloitte& Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (G) BRING-DOWN COMFORT LETTER. At the Delivery Date, each Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

         (H) APPROVAL OF LISTING. At the Delivery Date, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (I) LOCK-UP AGREEMENTS. Each director and executive officer of the Company listed on Schedule B to this Agreement shall have executed and delivered to each Underwriter lock-up agreements substantially in form of Exhibit 2 to this Agreement; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

         (J) ADDITIONAL DOCUMENTS. At the Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (K) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                                    SECTION 6
                                 INDEMNIFICATION

         (A) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever (including the fees and disbursements of one counsel chosen by the Underwriters), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and the Company shall reimburse each Underwriter and each controlling person promptly upon demand for any legal or other expenses reasonably incurred by each Underwriter and each controlling person in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, or action under (i), (ii) or
(iii) above as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CLS expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense that results from the failure or alleged failure by the Underwriters to deliver a prospectus as required by the 1933 Act, or to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, liability, claim, damage, or action resulted directly from the gross negligence or willful misconduct of the Underwriters.

         (B) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CLS expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth: (1) in the fourth paragraph on the cover page of the prospectus supplement relating to the delivery of the Firm Shares; and (2) under the heading "Underwriting" in such prospectus supplement, the tenth paragraph (including bullet points) related to "stabilizing transactions," "over-allotments," "syndicate covering transactions," "penalty bids" and "passive market making" constitute the only information furnished in writing by or on behalf of any Underwriter through CLS expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (C) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sough thereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If an indemnified party is requested or required to appear as a witness in any action bought by or on behalf of or against an indemnifying party in which such indemnified party is not named as a defendant, the indemnifying party agrees to reimburse the indemnified party for all reasonable expenses incurred by it in connection with such indemnified party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel. Other than as set forth in the preceding sentence, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                                    SECTION 7
                                  CONTRIBUTION

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

                                    SECTION 8
                         REPRESENTATIONS, WARRANTIES AND
                         AGREEMENTS TO SURVIVE DELIVERY

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                                    SECTION 9
                            TERMINATION OF AGREEMENT

         (A) TERMINATION; GENERAL. In addition to its rights to terminate this Agreement under Section 5(e) hereof, the Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or business of the Company and the subsidiaries taken as a whole, whether or not arising in the ordinary course of business that in the judgment of the Underwriter makes it impractical or inadvisable to proceed, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity, terrorist act or crisis involving the United States or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the majority in interest of the Underwriters including CLS, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been materially suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the New York Stock Exchange, or in the Nasdaq National Market has been materially suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (B) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                                   SECTION 10
                                     NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to Credit Lyonnais Securities
(USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, attention of Corporate Finance Department, and notices to the Company shall be directed to it at 8000 Global Drive, Carlyss, Louisiana 70665, attention of General Counsel. Notices given by telex or telephone shall be confirmed in writing.

                                   SECTION 11
                                     PARTIES

         This Agreement shall each inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than each Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                                   SECTION 12
                                UNDERWRITERS; CLS

            (A) DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Firm Shares hereunder on either the Delivery Date and the number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Shares that the Underwriters are obligated to purchase on such delivery date, CLS may make arrangements satisfactory to the Company for the purchase of such Firm Shares by other persons, including any of the other Underwriters, but if no such arrangements are made by such delivery date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares that such defaulting Underwriters agreed but failed to purchase on such delivery date. If any Underwriter or Underwriters so default and the number of Firm Shares with respect to which such default or defaults occur exceeds 10% of the total number of Firm Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CLS and the Company for the purchase of such Firm Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            (B) REPRESENTATION OF UNDERWRITERS. CLS will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by CLS will be binding upon all the Underwriters.

                  (C) CERTAIN MATTERS RELATING TO CLS. The Company acknowledges that CLS or any of its affiliates may currently have and may in the future have investment and commercial banking and other relationships with persons other than the Company (including, without limitation, potential investors in the contemplated public offering), which persons may have certain interests with respect to the Company. Although CLS in the course of such other relationships may acquire information about the Company and such persons, CLS shall have no obligation to disclose such information to the Company or to use it on the Company's behalf. CLS is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of CLS' trading and brokerage activities, CLS or its affiliates may at any time hold long or short positions in debt or equity securities of the Company or other entities that may be involved in the contemplated public offering.


                                   SECTION 13
                             GOVERNING LAW AND TIME

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

                                   SECTION 14
                               EFFECT OF HEADINGS

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                      Very truly yours,

                                      GLOBAL INDUSTRIES, LTD.


                                      By:      /s/ William J. Dore
                                               --------------------------------
                                               Name: William J. Dore
                                               Title: Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

CREDIT LYONNAIS SECURITIES (USA) INC.
JOHNSON RICE & COMPANY, L.L.C.

         Acting on behalf of themselves as the Representatives of the several Underwriters.

         By:  CREDIT LYONNAIS SECURITIES (USA) INC.

         By:      /s/ Peter Ruel
                  ------------------------
                  Name: Peter Ruel
                  Title: Managing Director